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                                                                     EXHIBIT 23






                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

THE LUBRIZOL CORPORATION


         We consent to the incorporation by reference in Registration Statement No. 2-99983 on Form S-8, in Registration Statement No. 33-61091 on Form S-8, in Registration Statement No. 33-42211 on Form S-8 and in Registration Statement No. 333-42338 of our report dated February 1, 2001, incorporated by reference in this Annual Report on Form 10-K of The Lubrizol Corporation for the year ended December 31, 2000.

    /s/Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Cleveland, Ohio
March 26, 2001